  As filed with the Securities and Exchange Commission on September 26, 1997

                                         REGISTRATION STATEMENT NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                           ASI SOLUTIONS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                             13-3903237
  (State or Other Jurisdiction                 (I.R.S. Employer
of Incorporation or Organization)           Identification Number)

                                780 THIRD AVENUE
                               NEW YORK, NY 10017

                    (Address of Principal Executive Offices)

          ASI SOLUTIONS INCORPORATED 1996 STOCK OPTION AND GRANT PLAN

                            (Full Title of the Plan)



                              BERNARD F. REYNOLDS
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           ASI SOLUTIONS INCORPORATED
                                780 THIRD AVENUE
                               NEW YORK, NY 10017
                                 (212) 319-8400

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                          ____________________________

                                With copies to:
                              DAVID F. DIETZ, P.C.
                          GOODWIN, PROCTER & HOAR  LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                         _____________________________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of Securities To Be      Amount To Be          Proposed Maximum           Proposed Maximum          Amount of
      Registered              Registered (1)    Offering Price Per Share    Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock                 25,846 shares              $0.32 (2)                $    8,270.72             $1,819.69
  $.01 par value             25,846 shares              $1.22 (2)                $   31,532.12
                             307,841 shares             $6.50 (2)                $2,000,966.50
                             440,467 shares             $9.00 (3)                $3,964,203.00
=======================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the ASI Solutions Incorporated 1996 Stock Option and Grant Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.
(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of ASI Solutions Incorporated's common stock on September 24, 1997, utilizing the average of the high and low sale prices as reported on the Nasdaq National Market.


================================================================================

                                  INTRODUCTION

    This Registration Statement on Form S-8 is filed by ASI Solutions Incorporated (the "Registrant"), relating to 800,000 shares of its common stock, par value $.01 per share (the "Common Stock"), which may be issued under the ASI Solutions Incorporated 1996 Stock Option and Grant Plan (the "Plan").


                                    PART II

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information. *
        ----------------

Item 2. Registrant Information and Employee Plan Annual Information. *
        -----------------------------------------------------------


    * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

    The Registrant hereby incorporates by reference the documents listed in (a) through (c) below, which have been previously filed with the Securities and Exchange Commission (the "Commission").

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

    (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on March 28, 1997, under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.


    In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

    Not Applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

    The Registrant is a Delaware corporation. Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorney's fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation has the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by a majority vote of the directors who were not party to such action, suit or proceeding, even though less than a quorum or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of directors to the fullest extent permitted by the DGCL (including, without limitation, Section 102(b)(7) thereof), as the same may be amended and supplemented from time to time. The Restated Certificate of Incorporation further provides that the Registrant shall, to the fullest extent permitted by the DGCL (including without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the DGCL and that the indemnification provided therein shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-Law of the Registrant, by agreement, by vote of stockholders or disinterested directors of the Registrant or otherwise. The By-Laws of the Registrant provide that the Registrant shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers, employees and agents, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the DGCL or such other provision of law. In addition, the By-Laws provide that, to the fullest extent permitted by law, indemnification may be granted and expenses may be advanced to any person if approved by a resolution of stockholders, a resolution of the Board of Directors, or if set forth in an agreement; provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. The By-Laws also provide that the right of directors, officers, employees or agents of the Registrant to indemnification or advancement of expenses shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled, whether as a matter of law, under any provision of the Certificate of Incorporation of the Registrant, under any provision of the By-Laws of the Registrant, by agreement, by vote of stockholders or disinterested directors of the Registrant, or otherwise.

    The Registrant also maintains directors' and officers' liability insurance coverage which includes securities related claims.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

    Not applicable.

Item 8. Exhibits.
        --------

    The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
    23.1  Consent of Coopers & Lybrand L.L.P., Independent Accountants
    23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
    24.1  Powers of Attorney (included in Part II of this Registration
          Statement)

Item 9. Undertakings.
        ------------

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
        Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 25th day of September, 1997.

                                    ASI SOLUTIONS INCORPORATED

                                    By:  /s/ Eli Salig
                                        -------------------------------
                                        Eli Salig
                                        President and Chief Operating Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of ASI Solutions Incorporated hereby severally constitute and appoint Michael J. Mele and Bernard F. Reynolds, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments or post-effective amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable ASI Solutions Incorporated to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature             Capacity                       Date
          ---------             --------                       ----


 /s/ Bernard F. Reynolds     Chairman of the             September 24, 1997
-------------------------    Board and Chief             ------------------
Bernard F. Reynolds          Executive Officer
                             (Principal Executive
                             Officer)




 /s/ Eli Salig               President and Chief         September 25, 1997
-------------------------    Operating Officer           ------------------
Eli Salig                    (Principal Executive
                             Officer) and Director


 /s/ Seymour Adler           Executive Vice President    September 25, 1997
-------------------------    and Director                ------------------
Seymour Adler



 /s/ Michael J. Mele         Vice President and Chief    September 24, 1997
-------------------------    Financial Officer           ------------------
Michael J. Mele              (Principal Financial and
                             Accounting Officer)


 /s/ David Tory              Director                    September 23, 1997
-------------------------                                ------------------
David Tory


 /s/ Michael J. Boylan       Director                    September 23, 1997
-------------------------                                ------------------
Michael J. Boylan


 /s/ Ilan Kaufthal          Director                     September 26, 1997
-------------------------                                ------------------
Ilan Kaufthal


/s/ Carl Seldin Koerner     Secretary and Director       September 23, 1997
-------------------------                                ------------------
Carl Seldin Koerner

                                 EXHIBIT INDEX


Exhibit No.                              Description
----------                               -----------

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

   23.1        Consent of Coopers & Lybrand L.L.P., Independent Accountants

   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)

   24.1        Powers of Attorney (included in Part II of this Registration
               Statement)